                                                                     Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 23, 2005, relating to the financial statements and financial highlights which appears in the March 31, 2005 Annual Report to Shareholders of SunAmerica Income Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm and Legal Counsel" and "Disclosure of Portfolio Holdings Policies and Procedures" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, TX
July 26, 2005